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                                  EXHIBIT 10.1

        Form of Escrow Agreement between CNL Hospitality Properties, Inc.
                               and SouthTrust Bank

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                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (the "Agreement") is dated this ____ day of ___________, 2003, by and among CNL HOSPITALITY PROPERTIES, INC., a Maryland corporation (the "Company"), CNL SECURITIES CORP., a Florida corporation (the "Managing Dealer"), and SOUTHTRUST BANK (the "Escrow Agent"). This Agreement shall be effective as of the effective date of the Company's Registration Statement filed with the Securities and Exchange Commission (the "Effective Date").

     WHEREAS, the Company proposes to offer and sell, on a best-efforts basis through the Managing Dealer and selected broker-dealers registered with the National Association of Securities Dealers, Inc. (the Managing Dealer and such selected broker-dealers are hereinafter referred to collectively as the "Soliciting Dealers") up to 400,000,000 shares of common stock of the Company (the "Shares") to investors at $10.00 per Share pursuant to a registration statement (the "Registration Statement") filed with the Securities and Exchange Commission; and

     WHEREAS, the Company and the Managing Dealer desire to establish an escrow in which funds received from subscribers will be deposited and the Escrow Agent is willing to serve as Escrow Agent upon the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties covenant and agree as follows.

     1. Establishment of Escrow Accounts. On or prior to the Effective Date, the Company and the Managing Dealer shall establish an interest-bearing escrow account with the Escrow Agent, which escrow account shall be entitled "ESCROW ACCOUNT FOR THE BENEFIT OF SUBSCRIBERS FOR COMMON STOCK OF CNL HOSPITALITY PROPERTIES, INC." (the "Escrow Account"). All monies deposited in the Escrow Account are hereinafter referred to as the "Escrowed Funds." The Managing Dealer will, and will cause selected broker-dealers acting as Soliciting Dealers to, instruct subscribers to make checks for subscriptions payable to either the Escrow Agent or the Company. The Managing Dealer may authorize certain Soliciting Dealers which are "$250,000 broker-dealers" to instruct their customers to make their checks for Shares subscribed for payable directly to the Soliciting Dealer. In such case, the Soliciting Dealer will collect the proceeds of the subscribers' checks and issue a check made payable to the order of the Escrow Agent for the aggregate amount of the subscription proceeds.

     2. Deposits into the Escrow Account. The Managing Dealer will promptly deliver all monies received from subscribers for the payment of Shares to the Escrow Agent for deposit in the Escrow Account.

     3. Collection Procedure.

        (a) The Escrow Agent is hereby authorized to forward each check for collection and, upon collection of the proceeds of each check, to deposit the collected proceeds in the Escrow Account or, alternatively, the Escrow Agent may telephone the bank on which the check is drawn to confirm that the check has been paid.

        (b) Any check returned unpaid to the Escrow Agent shall be returned to the Soliciting Dealer that submitted the check. In such cases the Escrow Agent will promptly notify the Company of such return.

        (c) In the event that (i) the Company rejects any subscription for Shares or (ii) an investor who has telephonically or orally subscribed for Shares properly withdraws such subscription within ten (10) days from the date written confirmation has been mailed to the subscriber, and, in either such event, the Escrow Agent has already collected funds for such subscription, the Escrow Agent shall promptly issue a refund check to the drawer of the check submitted by or on behalf of the rejected or withdrawing subscriber. If either of the events specified in the clauses
     (i) or (ii) of the preceding sentence occur and, in either such event, the Escrow Agent has not yet collected funds for such subscription but has submitted the check relating to such subscription for collection, the Escrow Agent shall promptly issue a check in the amount of such check to the rejected or withdrawing subscriber after the Escrow Agent has cleared such funds. If the Escrow Agent

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     has not yet submitted the check relating to the subscription of the rejected or withdrawing subscriber, the Escrow Agent shall promptly remit such check directly to the drawer of the check submitted by or on behalf of the subscriber.

     4. Investment of Escrowed Funds. The Escrow Agent, immediately upon receipt of each check remitted to it, shall deposit such check in a bank account (including, but not limited to, interest-bearing savings accounts and bank money market accounts), in short-term certificates of deposit issued by a bank, in short-term securities directly or indirectly issued or guaranteed by the United States Government, or in other short-term highly liquid investments with appropriate safety of principal, all as directed by the Company. Interest and dividends earned on such investments shall be similarly reinvested.

     5. Distribution of Escrowed Funds. The Escrow Agent shall release from the Escrow Account to the Company any and all Escrowed Funds therein, together with all interest earned thereon, upon written request of an officer of the Company.

     6. Liability of Escrow Agent.

        (a) In performing any of its duties under this Agreement, or upon the claimed failure to perform its duties hereunder, the Escrow Agent shall not be liable to anyone for any damages, losses, or expenses which it may incur as a result of the Escrow Agent so acting, or failing to act; provided, however, the Escrow Agent shall be liable for damages arising out of its willful default or misconduct or its gross negligence under this Agreement. Accordingly, the Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel or counsel for the Company which is given with respect to any questions relating to the duties and responsibilities of the Escrow Agent hereunder, or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Escrow Agreement, not only as to its due execution and to the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, if the Escrow Agent shall in good faith believe such document to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

        (b) The Company hereby agrees to indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and counsel fees and disbursements which may be incurred by it resulting from any act or omission of the Company; provided, however, that the Company shall not indemnify the Escrow Agent for any losses, claims, damages, or expenses arising out of the Escrow Agent's willful default, misconduct, or gross negligence under this Agreement.

        (c) If a dispute ensues between any of the parties hereto which, in the opinion of the Escrow Agent, is sufficient to justify its doing so, the Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction, including the Circuit Court of Orange County, Florida, all money or property in its hands under the terms of this Agreement, and to file such legal proceedings as it deems appropriate, and shall thereupon be discharged from all further duties under this Agreement. Any such legal action may be brought in any such court as the Escrow Agent shall determine to have jurisdiction thereof. The Company shall indemnify the Escrow Agent against its court costs and attorneys' fees incurred in filing such legal proceedings.

     7. Inability to Deliver. In the event that checks for subscriptions delivered to the Escrow Agent by the Company pursuant to this Agreement are not cleared through normal banking channels within 120 days after such delivery, the Escrow Agent shall deliver such uncleared checks to the Company.

     8. Notice. All notices, requests, demands and other communications or deliveries required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, given by prepaid telegram or deposited for mailing, first class, postage prepaid, registered or certified mail, as follows:

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
     If to the subscribers for Shares:  To their respective addresses as specified in their Subscription
                                        Agreements.

     If to the Company:                 CNL Hospitality Properties, Inc.
                                        CNL Center at City Commons
                                        450 South Orange Avenue
                                        Orlando, Florida  32801
                                        Attention:  Mr. James M. Seneff, Jr.,
                                        Chairman of the Board

     If to the Managing Dealer:         CNL Securities Corp.
                                        CNL Center at City Commons
                                        450 South Orange Avenue
                                        Orlando, Florida 32801
                                        Attention: Mr. Robert A. Bourne, President

     If to the Escrow Agent:            SOUTHTRUST BANK
                                        135 West Central Boulevard, Suite 1200
                                        Orlando, Florida 32801
                                        Attention: Ms. Rebecca Brayman

     9. Fees to Escrow Agent. In consideration of the services to be provided by the Escrow Agent hereunder, the Company will pay the Escrow Agent a fee for its services hereunder (the "Escrow Fee"). The Escrow Fee shall be $350 for each month or any portion thereof that the Escrow Account continues for the Company. Payments by the Company, if any, shall be due and payable no less frequently than six-month intervals while the escrow continues for the Company. In no event shall the total Escrow Fees payable by the Company pursuant to this Agreement be less than $2,100, nor more than $4,200, for any 12-month period. Notwithstanding anything contained in this Agreement to the contrary, in no event shall any fee, reimbursement for costs and expenses, indemnification for any damages incurred by the Escrow Agent, or monies whatsoever be paid out of or chargeable to the Escrowed Funds in the Escrow Account.

     10. General.

         (a) This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of Florida applicable to contracts to be made and performed entirely in said state.

         (b) The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         (c) This Agreement sets forth the entire agreement and understanding of the parties with regard to this escrow transaction and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

         (d) This Agreement may be amended, modified, superseded or cancelled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver in any one or more instances by any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, shall be deemed to be, or construed as, a further or continuing waiver of any such condition or breach, or a waiver of any other condition or of the breach of any other terms of this Agreement.

         (e) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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         (f) This Agreement shall inure to the benefit of the parties hereto and their respective administrators, successors, and assigns.

     11. Representation of the Company. The Company hereby acknowledges that the status of the Escrow Agent with respect to the offering of the Shares is that of agent only for the limited purposes herein set forth, and hereby agrees it will not represent or imply that the Escrow Agent, by serving as the Escrow Agent hereunder or otherwise, has investigated the desirability or advisability of an investment in the Shares, or has approved, endorsed or passed upon the merits of the Shares, nor shall the Company use the name of the Escrow Agent in any manner whatsoever in connection with the offer or sale of the Shares, other than by acknowledgement that it has agreed to serve as Escrow Agent for the limited purposes herein set forth.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                  "Company"

                                  CNL HOSPITALITY PROPERTIES, INC.

                                  By:    __________________________________
                                         JAMES M. SENEFF, JR.,
                                         Chairman of the Board

                                  "MANAGING DEALER"

                                  CNL SECURITIES CORP.

Attest: ________________          By:    ___________________________________
                                         ROBERT A. BOURNE, President

                                  "ESCROW AGENT"

                                  SOUTHTRUST BANK

Attest: ________________          By:    ___________________________________
                                  Name:  ___________________________________
                                  Title: ___________________________________

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